Exhibit (a)(1)(ii)




                              LETTER OF TRANSMITTAL

                       TO TENDER OF SHARES OF COMMON STOCK

                   PURSUANT TO THE OFFER TO PURCHASE FOR CASH
                              DATED AUGUST 14, 2008
                                       BY
                            BELLAVISTA CAPITAL, INC.
                                       OF
                    UP TO 750,000 SHARES OF ITS COMMON STOCK
                               AT $1.75 PER SHARE

THE TENDER OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., PACIFIC STANDARD TIME, ON SEPTEMBER 19, 2008, UNLESS THE TENDER OFFER IS EXTENDED.

TENDER OF SHARES CERTIFICATES AND THIS LETTER OF TRANSMITTAL IS TO BE MADE TO, AND ANY QUESTIONS CONCERNING THE OFFER OR THIS LETTER OF TRANSMITTAL CAN BE DIRECTED TO, THE FOLLOWING ADDRESS:

                            BellaVista Capital, Inc.
                              15700 Winchester Blvd
                           Los Gatos, California 95030
                            Telephone (650) 328-3060
                            Facsimile (650) 328-3066

DELIVERY OF THIS LETTER OF TRANSMITTAL AND ALL OTHER DOCUMENTS TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSIONS OF INSTRUCTIONS VIA A FACSIMILE COPY NUMBER OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY TO THE COMPANY.

THE OFFER TO PURCHASE AND THIS ENTIRE LETTER OF TRANSMITTAL, INCLUDING THE ACCOMPANYING INSTRUCTIONS, SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.

This Letter of Transmittal is to be used only if certificates for shares are to be forwarded with it for tender to the Company. If you want to retain your shares, you do not need to take any action.

QUESTIONS AND REQUESTS FOR ASSISTANCE OR FOR ADDITIONAL COPIES OF THE OFFER TO PURCHASE OR THIS LETTER OF TRANSMITTAL MAY BE DIRECTED TO THE COMPANY AT THE ADDRESS OR TELEPHONE NUMBER INDICATED ON THE BACK COVER OF THE OFFER TO PURCHASE.

LIST BELOW THE CERTIFICATE NUMBERS AND NUMBER OF SHARES TO WHICH THIS LETTER OF TRANSMITTAL RELATES. IF THE SPACE PROVIDED BELOW IS INADEQUATE, LIST THE CERTIFICATE NUMBERS TENDERED ON A SEPARATELY EXECUTED AND SIGNED SCHEDULE AND AFFIX THE SCHEDULE TO THIS LETTER OF TRANSMITTAL. THE NAMES AND ADDRESSES OF THE HOLDERS SHOULD BE PRINTED, IF NOT ALREADY PRINTED BELOW, EXACTLY AS THEY APPEAR ON THE CERTIFICATES REPRESENTING THE SHARES TENDERED HEREBY. THE SHARES THAT THE UNDERSIGNED WISHES TO TENDER SHOULD BE INDICATED IN THE APPROPRIATE BOXES.




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                         DESCRIPTION OF SHARES TENDERED

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NAME(S) AND ADDRESS(ES) OF REGISTERED HOLDER(S) (PLEASE FILL IN, IF BLANK,
EXACTLY AS NAME(S) APPEAR(S) ON SHARE CERTIFICATE(S) TENDERED)


[affix mailing label here]



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                                 SHARES TENDERED
                  (ATTACH ADDITIONAL SIGNED LIST IF NECESSARY)

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                          TOTAL NUMBER
                          OF SHARES
SHARE                     REPRESENTED               NUMBER OF
CERTIFICATE               BY SHARE                  SHARES
NUMBERS                   CERTIFICATE(S)            TENDERED*

---------------           ---------------           ---------------
---------------           ---------------           ---------------
---------------           ---------------           ---------------
---------------           ---------------           ---------------


                             TOTAL SHARES TENDERED:

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Indicate in this box the order (by certificate number) in which shares are to be purchased in event of proration** (attach additional signed list if necessary):

1st: _________    2nd: _________    3rd: _________   4th: _________
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[ ] Check here if any certificates representing shares tendered hereby have been lost, stolen, destroyed or mutilated. You must complete an affidavit of loss and return it with your Letter of Transmittal. A bond will be required to be posted by the stockholder to secure against the risk that the certificates may be subsequently recirculated. Please contact the Company at the above number and address, to obtain an affidavit of loss and for further instructions and as to the determination of the requirement for posting of a bond.

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*If you desire to tender fewer than all shares evidenced by any certificates listed above, please indicate in this column the number of shares you wish to tender. Otherwise, all shares evidenced by such certificates will be deemed to have been tendered. ** If you do not designate an order, and you do not check the "Sell All or None" box below, in the event less than all shares tendered are purchased due to proration, shares will be selected for purchase by the Company.

|_| SELL ALL OR NONE. Check this box if you wish to sell your Shares ONLY if ALL your Shares will be purchased. If your Shares would otherwise be prorated because more than 750,000 Shares are tendered to the Company, and this box is checked, none of your Shares will be deemed tendered.).


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                     NOTE: SIGNATURES MUST BE PROVIDED BELOW
               PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY































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Ladies and Gentlemen:

         The undersigned hereby tenders to BellaVista Capital, Inc., a Delaware corporation ("the Company"), the above-described shares of the Company's common stock, par value $0.01 per share, upon the terms and subject to the conditions set forth in the Company's Offer to Purchase, dated August 14, 2008, receipt of which is hereby acknowledged, and in this Letter of Transmittal which, as amended and supplemented from time to time, together constitute the tender offer. Please note that, all of the outstanding shares are now common shares. As of September 1, 2004, all of the Company's outstanding shares of its Class A Convertible Preferred Stock were automatically converted to common shares pursuant to the terms of the Company's Articles Supplementary, and any outstanding certificates for the Class A shares now represent common shares.

         Subject to and effective on acceptance for payment of the shares tendered hereby in accordance with the terms of and subject to the conditions of the tender offer (including, if the tender offer is extended or amended, the terms and conditions of any such extension or amendment), the undersigned hereby sells, assigns and transfers to, or upon the order of, the Company all right, title and interest in and to all shares tendered hereby that are purchased pursuant to the tender offer to or upon the order of the Company and hereby irrevocably constitutes and appoints the Company as the true and lawful agent and attorney-in-fact of the undersigned with respect to such shares, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to:

                  (a) deliver certificates representing such shares, with all accompanying evidences of transfer and authenticity, to or upon the order of the Company, upon payment by the Company, as the undersigned's agent, of the purchase price with respect to such shares; and

                  (b) present certificates for such shares for cancellation and transfer on the Company's books.

         The undersigned hereby covenants, represents and warrants to the Company that:

                  (a) the undersigned understands that tendering shares will constitute the undersigned's acceptance of the terms and conditions of the tender offer, including the undersigned's representation and warranty that (i) the undersigned has a net long position in shares or equivalent securities at least equal to the shares tendered within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and (ii) such tender of shares complies with Rule 14e-4 under the Exchange Act;

                  (b) when and to the extent the Company accepts the shares for purchase, the Company will acquire good, marketable and unencumbered title to them, free and clear of all security interests, liens, charges, encumbrances, conditional sales agreements or other obligations relating to their sale or transfer, and not subject to any adverse claim; and

                  (c) on request, the undersigned will execute and deliver any additional documents the Company or the Company deems necessary or desirable to complete the assignment, transfer and purchase of the shares tendered hereby.

         The name(s) and address(es) of the registered holder(s) should be printed, if they are not already printed above, exactly as they appear on the certificates representing shares tendered hereby. The certificate numbers, the number of shares represented by such certificates, and the number of shares that the undersigned wishes to tender, should be set forth in the appropriate boxes above.

         The undersigned understands that the Company will, upon the terms and subject to the conditions of the tender offer, accept for payment and will pay for up to 750,000 shares properly tendered and not properly withdrawn prior to the expiration date under the tender offer. The undersigned understands that all shares properly tendered will be purchased at the purchase price, net to the seller in cash, without interest, upon the terms and subject to the conditions of the tender offer, including the proration provisions, and that the Company will return all other shares, including shares not purchased because of proration, promptly following the expiration date.

         The undersigned recognizes that under certain circumstances set forth in the Offer to Purchase, the Company may terminate or amend the tender offer or may postpone the acceptance for payment of, or the payment for, shares tendered or may accept for payment fewer than all of the shares tendered hereby. The undersigned understands that certificate(s) for any shares delivered herewith but not tendered or not purchased will be returned to the undersigned at the address indicated above. The undersigned recognizes that the Company has no obligation to transfer any certificate for shares from the name of its registered holder, if the Company purchases none of the shares represented by such certificate.

         The undersigned understands that acceptance of shares by the Company for payment will constitute a binding agreement between the undersigned and the Company upon the terms and subject to the conditions of the tender offer. The

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undersigned acknowledges that no interest will be paid on the purchase price for tendered shares regardless of any extension of the tender offer or any delay in making such payment.

         The check for the aggregate net purchase price for such of the tendered shares as are purchased by the Company will be issued to the order of the undersigned and mailed to the address indicated above.

         All authority conferred or agreed to be conferred in this Letter of Transmittal shall survive the death or incapacity of the undersigned, and any obligations or duties of the undersigned under this Letter of Transmittal shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and legal representatives of the undersigned. Except as stated in the Offer to Purchase, this tender is irrevocable.

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                                  SIGNATURE BOX
     (Please complete Boxes A (if necessary), B and C on the following page)

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The Internal Revenue Service does not require consent to any provision of this document other than the certifications required to avoid backup withholding.


Please sign exactly as your name
is printed (or corrected) above,
and insert your Taxpayer Identification
Number or Social Security Number
in the space provided below your
signature. For joint owners, each            X
joint owner must sign. (See                  ___________________________________
Instruction 1) The signatory hereto          (Signature of Owner)         Date
hereby certifies under penalties of
perjury the statements in Box B and Box C.   Taxpayer I.D. or SSN ______________

                                             X
                                             ___________________________________
                                             (Signature of Owner)          Date

                                             Taxpayer I.D. or SSN ______________




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                                      BOX A

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                          Medallion Signature Guarantee
                                  (If required)
                               (See Instruction 1)

Name and Address of Eligible Institution: ______________________________________

Authorized Signature _______________________________________________

         Title ____________________________________________________

         Name ___________________________________________________

         Date _________________________________,200________



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                                      BOX B
                               SUBSTITUTE FORM W-9
                           (See Instruction 3 - Box B)

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         The person signing this Letter of Transmittal hereby certifies the following to the Company under penalties of perjury:

         (i) The TIN set forth in the signature box of this Letter of Transmittal is the correct TIN of the shareholder, or if this box [ ] is checked, the shareholder has applied for a TIN. If the shareholder has applied for a TIN, a TIN has not been issued to the shareholder, and either: (a) the shareholder has mailed or delivered an application to receive a TIN to the appropriate IRS Center or Social Security Administration Office, or (b) the shareholder intends to mail or deliver an application in the near future (it being understood that if the shareholder does not provide a TIN to the Company within sixty (60) days, 28% of all reportable payments made to the shareholder thereafter will be withheld until a TIN is provided to the Company); and

         (ii) Unless this box [ ] is checked, the shareholder is not subject to backup withholding either because the shareholder: (a) is exempt from backup withholding, (b) has not been notified by the IRS that the shareholder is subject to backup withholding as result of a failure to report all interest or dividends, or (c) has been notified by the IRS that such shareholder is no longer subject to backup withholding.

         (iii) Unless this box [ ] is checked, the shareholder is a U.S. Person (that is, an individual that is a U.S. Citizen or resident; a partnership, corporation, company or association created or organized in the United States or under United States laws; or any estate [other than a foreign estate] or trust).

         Note: Place an "X" in the box in (i), (ii) or (iii) if you are unable to certify the statement in that item.
















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                                      BOX C
                                FIRPTA AFFIDAVIT
                           (See Instruction 3 - Box C)

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         Under Section 1445(e) of the Internal Revenue Code and Treas. Reg.
1.1445-5, a United States real property holding corporation must withhold tax equal to 10% of the amount realized with respect to certain transfers of shares in such a corporation . To inform the Company that no withholding is required with respect to the shareholder's shares, the person signing this Letter of Transmittal hereby certifies the following under penalties of perjury;

(i) Unless this box [ ] is checked, the shareholder, if an individual, is a U.S. citizen or a resident alien for purposes of U.S. income taxation, and if other than an individual, is not a foreign corporation, foreign partnership, foreign estate or foreign trust (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);
(ii) the shareholder's U.S. social security number (for individuals) or employer identification number (for non-individuals) is correctly printed in the signature box on this Letter of Transmittal; and
(iii) the shareholder's home address (for individuals), or office address (for non-individuals), is correctly printed (or correctly completed) on this Letter of Transmittal. If a
                  corporation, the jurisdiction of incorporation is            .
                                                                    -----------

          The person signing this Letter of Transmittal understands that this certification may be disclosed to the IRS by the Company and that any false statements contained herein could be punished by fine, imprisonment, or both.


                                  INSTRUCTIONS

              Forming Part of the Terms and Conditions of the Offer

        1. Tender, Signature Requirements; Delivery. After carefully reading and completing this Letter of Transmittal, in order to tender Shares a shareholder must sign at the "X" on the bottom of the first page of this Letter of Transmittal and insert the shareholder's correct Taxpayer Identification Number or Social Security Number ("TIN") in the space provided below the signature. The signature must correspond exactly with the name printed (or corrected) on the front of this Letter of Transmittal without any change whatsoever. No signature guarantee is required if this Letter of Transmittal is signed by the registered holder of the shares exactly as the name of the registered holder appears on the certificate tendered with this Letter of Transmittal, and payment is to be made directly to such registered holder. If this Letter of Transmittal is not signed by the registered holder of the Shares, a Medallion signature guarantee on this Letter of Transmittal is required. Similarly, if Shares are tendered for the account of a member firm of a registered national security exchange, a member firm of the National Association of Securities Dealers, Inc. or a commercial bank, savings bank, credit union, savings and loan association or trust company having an office, branch or agency in the United States (each an "Eligible Institution"), no Medallion signature guarantee is required. In all other cases, signatures on this Letter of Transmittal must be Medallion guaranteed by an Eligible Institution, by completing the Signature guarantee set forth in BOX A of this Letter of Transmittal. If any tendered Shares are registered in the names of two or more joint holders, all such holders must sign this Letter of Transmittal. If this Letter of Transmittal is signed by trustees, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and must submit proper evidence satisfactory to the Company of their authority to so act. For Shares to be validly tendered, a properly completed and duly executed Letter of Transmittal, together with any required signature guarantees in BOX A, and any other documents required by this Letter of Transmittal, must be received by the Company prior to or on the Expiration Date at its address or facsimile number set forth on this Letter of Transmittal. No alternative, conditional or


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        contingent tenders will be accepted. All tendering shareholders by execution of this Letter of Transmittal waive any right to receive any notice of the acceptance of their tender.

        2. Transfer Taxes. The Company will pay or cause to be paid all transfer taxes, if any, payable in respect of Shares accepted for payment pursuant to the Offer.

        3. U.S. Persons. A shareholder who or which is a United States citizen or resident alien individual, a domestic corporation, a domestic partnership, a domestic trust or a domestic estate (collectively "United States persons") as those terms are defined in the Internal Revenue Code and Income Tax Regulations, should complete the following:

                 Box B - Substitute Form W-9. In order to avoid 28% federal income tax backup withholding, the shareholder must provide to the Company the shareholder's correct Taxpayer Identification Number or Social Security Number ("TIN") in the space provided below the signature line and certify, under penalties of perjury, that such shareholder is not subject to such backup withholding. The TIN that must be provided is that of the registered shareholder indicated on the front of this Letter of Transmittal. If a correct TIN is not provided, penalties may be imposed by the Internal Revenue Service ("IRS"), in addition to the shareholder being subject to backup withholding. Certain shareholders (including, among others, all corporations) are not subject to backup withholding. Backup withholding is not an additional tax. If withholding results in an overpayment of taxes, a refund may be obtained from the IRS.

                 Box C - FIRPTA Affidavit. To avoid potential withholding of tax pursuant to Section 1445 of the Internal Revenue Code, each shareholder who or which is a United States Person (as defined Instruction 3 above) must certify, under penalties of perjury, the shareholder's TIN and address, and that the shareholder is not a foreign person. Tax withheld under Section 1445 of the Internal Revenue Code is not an additional tax. If withholding results in an overpayment of tax, a refund may be obtained from the IRS.

        4. Withholding on Non-United States Holder. Certain "exempt recipients" (including, among others, all corporations and certain Non-United States Holders (as defined below)) are not subject to these backup withholding requirements discussed in Instruction 3. For a Non-United States Holder to qualify as an exempt recipient, that shareholder must submit an IRS Form W-8BEN (or other applicable IRS Form), signed under penalties of perjury, attesting to that shareholder's exempt status. Such statement can be obtained from the Depositary. Even if a Non-United States Holder has provided the required certification to avoid backup withholding, the Depositary will withhold United States federal income taxes equal to 30% of the gross payments payable to a Non-United States Holder or his agent unless the Depositary determines that a reduced rate of withholding is available under a tax treaty or because payments are received in connection with the sale of stock in a United States real property holding corporation, or that an exemption from withholding is applicable because such gross proceeds are effectively connected with the conduct of a trade or business within the United States. In general, a "Non-United States Holder" is any shareholder that for United States federal income tax purposes is not (i) a citizen or resident of the United States, (ii) a corporation created or organized in or under the laws of the United States or any State or the District of Columbia,
        (iii) an estate the income of which is subject to United States federal income taxation regardless of the source of such income, or (iv) a trust
        (a) if a court within the United States is able to exercise primary supervision over the administration of the trust and (b) one or more U.S. persons have the authority to control all substantial decisions of the trust. In order to obtain a reduced rate of withholding pursuant to a tax treaty, a Non-United States Holder must deliver to the Depositary before the payment a properly completed and executed IRS Form W-8BEN (or a successor form). In order to obtain an exemption from withholding on the grounds that the gross proceeds received in the tender offer are effectively connected with the conduct of a trade or business within the United States, a Non-United States Holder must deliver to the Depositary a properly completed and executed IRS Form W-8ECI (or a successor form). The Depositary will determine a shareholder's withholding status based on such forms or other statements, unless facts and circumstances indicate that such reliance is not warranted. A Non-United States Holder that qualifies for an exemption from withholding by delivering IRS Form W-8ECI generally will be required to file a United States Federal income tax return and will be subject to United States Federal income tax on income derived from the sale of shares pursuant to the tender offer in the manner and to the extent described herein as if it were a United

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        States Holder (and for certain corporate holders and under certain circumstances, the branch profits tax). A Non-United States Holder may be eligible to obtain a refund of all or a portion of any tax withheld.

        Non-United States Holders are urged to consult their own tax advisors regarding the application of United States federal income tax withholding, including eligibility for a withholding tax reduction or exemption, and the refund procedure.

        5. Additional Copies of Offer to Purchase and Letter of Transmittal. Requests for assistance or additional copies of the Offer to Purchase and this Letter of Transmittal may be obtained from the Company.























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